EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of June 6, 2008 between HOMELAND SECURITY NETWORK, INC., a Nevada corporation (the “Company”) and Robert W. Elfstrom, an individual residing at 599 Main Street, Ridgefield, Connecticut 06877                                                   (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company wishes to employ the Employee; for the first 90 day period of this Agreement as a consultant  under the terms and conditions as set forth herein and to continue as an employee for the duration of the term of the Agreement

WHEREAS, the Employee is willing to accept such employment upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Employee agree as follows:

1.

Employment.

(a)

Term of Employment.  Upon the terms and conditions set forth in this Agreement, the Company hereby employs the Employee, and the Employee agrees to be employed by the Company.  Subject to earlier termination as provided in Section 4 hereof, the term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) shall commence on the date hereof and shall continue for an initial term of two years; provided, that at the end of the initial term, and each renewal term thereafter, the Employment Term shall be automatically extended for an additional two year term unless either party shall have notified the other party in writing at least 60 days prior to the expiration of the Employment Term of its intention not to renew this Agreement.

(b)

Duties.  The Employee will perform such services and duties as designated by the Board of Directors of the Company (the “Board”) or its designees.  The Employee’s primary responsibilities shall include, but not be limited to:

17

➢

Employee will develop and enhance a computerized distribution system to be used by ships in the purification of ballast water.

➢

Employee will promote Company products and services to clients and contacts and the sales generated by these clients and contacts will be included in the revenue of Company.

➢

Employee will work with Company’s management to setup distribution channels to sell Company’s products and services domestically and internationally.

➢

The Employee will be responsible for all government agency and private industry approvals needed for the use of Company’s ballast water technology.

➢

The Employee will assist when requested by Company in other industry segments to increase and/or begin Company’s presence in these segments such as cooling towers, sewage treatment facilities, disaster relief and drinking water purification.

➢

Employee will build a portable and stationery water treatment unit to be used both domestically and internationally for the production of drinking water from lakes, streams and other bodies of water.

➢

Employee will produce a high quality presentation of the Company services to be used by Company in the continuing development of its business.

➢

Employee will travel when requested by Company to locations both in and out of the placecountry-regionUnited States for meetings, presentations, on site operations and the building of facilities.

➢

Employee will provide weekly reports or at other times during any given week as is deemed necessary by senior management with the details of the week’s activities and the agenda for the following week.

(c)

Extent of Services.  During the Employment Term, the Employee agrees to: (i) devote his entire time, energy and skill during regular business hours to the business of the Company; (ii) use his best efforts to promote the interest of the Company; and (iii) discharge such technical, managerial and administrative duties consistent with his position as may be assigned to him by the Board or its designees.

2.

Compensation.

A.  In consideration of the services rendered by the Employee hereunder, the Company shall pay the Employee during the Employment Term a base salary (the “Base Salary”) of $104,000.00 per annum.  The Base Salary shall be earned and shall be payable at such intervals and in such manner as is consistent with the Company’s normal practice for remuneration of its employees.

B.  Employee shall have earned a bonus upon the signing of this Agreement of $50,000 which is to be paid within 90 days from the date of this Agreement.                               .

C.  A quarterly cash distribution equal to 20% of the Net Revenue generated by the sales of the Employee or from transactions that have been initiated as a result of discussions from the use of the Employee’s service or technology.  Net Revenue as defined for this purpose will be the total revenue from the aforementioned sales and transactions, less any discounts, insurance cost on shipping, packaging and transportation cost.  The fee will be paid to Employee on the 15th day of the month subsequent to the end of the quarter which is being calculated and will have a limitation of $250,000 for any given quarter.

3.

Other Benefits.

During the Employment Term, the Employee shall be entitled to the following benefits:

(a)

vacation time in accordance with the Company’s policy for employees from time to time in effect as determined by the Board.

(b)

participation in all employee group life, group health and other insurance and fringe benefit programs (not including any incentive compensation, performance unit, bonus, stock option, stock purchase or stock appreciation plans except as provided herein) now or hereafter maintained by the Company for employees of the Company for which he is eligible, when and if the Company institutes the aforementioned benefits.  It is understood that there are no plans at this time under consideration by the Company to develop employee incentives and medical benefit programs.

(c)

payment or reimbursement for all reasonable and properly documented expenses incurred or paid by him in connection with the performance of his duties hereunder and in accordance with the general expense reimbursement policy of the Company then in effect.

4.

Termination.

(a)

1. Voluntary Termination by the Employee.  If the Employee voluntarily ceases to be employed by the Company before the end of the Employment Term, he shall be entitled to receive only the unpaid portion of his Base Salary then in effect accrued to the date of termination, and the Company shall not be obligated to pay any other amounts under this Agreement nor shall it be obligated to provide the benefits set forth in Section 3.  In addition, the Company shall be entitled to such relief and remedies as may be available to it at law or in equity.

2.  If the Employee voluntarily ceases to be employed by the Company before the end of the Employment Term, Employee agrees that for the balance of the remaining Employment Term or for one (1) year from termination, whichever is greater, Employee shall not, (i) directly or indirectly, engage in, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, any Restricted Enterprise (as hereinafter defined) or associate with any entity, incorporated or otherwise (other than the Company or its affiliates), which engages or plans to engage in a Restricted Enterprise anywhere in the United States, whether as a director, officer, employee, agent, consultant, shareholder, partner, owner, independent contractor or otherwise.  As used herein, a "Restricted Enterprise" shall mean any activities which compete with the Company's activities in the sales or servicing of the Company's products in the business intelligence software market place; and (ii) solicit, or attempt to solicit, directly or indirectly, any customer for the purpose of selling or licensing products or services that are then competitive with products and services that are then available to that customer from the Corporation.

It is understood that the restrictions in Section 4(a) 2 are necessary to avoid possible compromise of the confidential information and trade secrets of the Corporation.

In addition, during the remaining period of the Employment Term or for one (1) year from termination, whichever is greater, Employee will not be employed by any vendors, suppliers or customers of the Company or its affiliates with respect to any matter relating to the business of the Company or its affiliates.  During the remaining period of the Employment Term or for one (1) year from termination, whichever is greater, Employee shall not, and shall use his best efforts to cause each other business or entity with which he is or shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time during the four months prior to the date of such individual's separation from the Company or its affiliates, employed in a sales, research, development, professional or managerial position by the Company or its affiliates.

(b)

Termination for Cause.  The Company may terminate the Employment Term at any time for Cause (as hereinafter defined), immediately upon written notice to the Employee.  For the purposes of this Agreement, “Cause” shall mean (i) a material breach by the Employee of any provision of this Agreement or any other material agreement between the Employee and the Company; (ii) conviction of the Employee of a crime which constitutes a felony; (iii) repeated failure of the Employee to materially perform his duties or to materially follow the instructions of the Board (other than inattention or neglect resulting from illness or disability of the Employee other than that specified in clause (iv) below); or (iv) the failure or inability of the Employee to carry out the responsibilities of his employment as a result of alcohol or drug abuse.  If the Employee is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of his Base Salary then in effect accrued to the date of termination, and the Company shall not be obligated to pay any other amounts under this Agreement nor shall it be obligated to provide the benefits set forth in Section 3.

(c)

Termination Upon Disability.  If during the Employment Term, the Board reasonably determines that the Employee has been or will be incapable of fulfilling his obligations hereunder because of injury or physical or mental illness, for a period of more than four (4) consecutive months or six (6) months in the aggregate during any period of twelve consecutive months, the Company may, upon written notice to the Employee, terminate the Employment Term upon 30 days written notice to the Employee.  If the Employee is terminated by reason of disability, the Employee shall be entitled to receive only the unpaid portion of his Base Salary then in effect accrued to the date of termination, and the Company shall not be obligated to pay any other amounts under this Agreement nor shall it be obligated to provide the benefits set forth in Section 3.

(d)

Termination by Death.  The Employment Term shall automatically terminate on the date of the Employee’s death.  If the Employee is terminated by reason of death, the Employee shall be entitled to receive only the unpaid portion of his Base Salary then in effect accrued to the date of termination, and the Company shall not be obligated to pay any other amounts under this Agreement nor shall it be obligated to provide the benefits set forth in

Section 3.

(e)

Termination Without Cause.  The Company may terminate the Employment Term at any time without cause upon 30 days written notice to the Employee.  If the Employee is terminated without cause during the Employment Term or the Company elects not to renew this Agreement after the initial Employment Term, the Employee shall be entitled to receive; (i) the unpaid portion of his Base Salary then in effect accrued to the date of termination plus his Base Salary then in effect for a period equal to two  months (the "Severance Amount"), and (iii) participation in all fringe benefit programs set forth in Section 3(b) through the date that is        (2)  ) months after the date of termination.  The Company shall not be obligated to pay any other amount under this Agreement nor shall it be otherwise set forth in this Section 4(e).  The Severance Amount shall be payable at such intervals and in such manner as is consistent with the Company's normal practice for remuneration of its employees.

(f)

When Employee’s employment ends (regardless of the reason), Employee will provide the Corporation all business records, contracts, calendars, telephone lists, rolodexes, computer files, and other materials in Employee’s possession relating to the Corporation, its business or its customers, including all copies thereof, whether in physical or electronic form excluding however that information that is readily available to the general public.

            Covenants.

(a)

Noncompetition, etc.  During the Employment Term, and for the balance of the Employment Term after Termination ( except for Termination by Employer Without Cause ) or for one (1) year, whichever is greater,  (the "Noncompete Period"), the Employee shall not, (i) directly or indirectly, engage in, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, any Restricted Enterprise (as hereinafter defined) or associate with any entity, incorporated or otherwise (other than the Company or its affiliates), which engages or plans to engage in a Restricted Enterprise anywhere in the United States, whether as a director, officer, employee, agent, consultant, shareholder, partner, owner, independent contractor or otherwise.  As used herein, a "Restricted Enterprise" shall mean any activities which compete with the Company's activities in the sales or servicing of the Company's products in the business intelligence software market place; and (ii) solicit, or attempt to solicit, directly or indirectly, any customer for the purpose of selling or licensing products or services that are then competitive with products and services that are then available to that customer from the Corporation.

It is understood that the restrictions in Section 5(a) are necessary to avoid possible compromise of the confidential information and trade secrets of the Corporation.

(b)

Nonsolicitation of Customers or Employees of the Company.  During the Noncompete Period, except in connection with the performance of his duties under Section 1(b) of this Agreement, the Employee will not be employed by any vendors, suppliers or customers of the Company or its affiliates with respect to any matter relating to the business of the Company or its affiliates.  During the Noncompete Period, the Employee shall not, and shall use his best efforts to cause each other business or entity with which he is or shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time during the four months prior to the date of such individual's separation from the Company or its affiliates, employed in a sales, research, development, professional or managerial position by the Company or its affiliates

(c)

Confidentiality.  During the Employment Term and at all times thereafter, the Employee agrees to maintain in strict confidence, and agrees not to use and disclose except as authorized by the Company, any information of a competitively sensitive or proprietary nature that the Employee receives from the Company or its customers or contractors in connection with the Employee's services pursuant to this Employment Agreement.  The Company agrees to take reasonable steps to identify, and cause its customers and contractors to identify, for the Employee's benefit such information, including use of confidentiality notices in written material where appropriate.  These restrictions shall not be construed to apply to (i) information generally available to the public, (ii) information released by the Company or its customers or contractors, as the case may be, generally without restriction, (iii) information independently developed or acquired by the Employee without reliance in any way on other protected information of the Company or its customers or contractors, or (iv) information approved by the Company or its customers or contractors, as the case may be, for the Employee's use and disclosure without restriction.  Notwithstanding the foregoing restrictions, the Employee may use and disclose any information to the extent required by an order of any court or other governmental authority, but only after the Company or its customers or contractors, as the case may be, have been so notified and have had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

(d)

Intellectual Property.

(i)

All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Employee during the course of performing work for the Company or its customers (collectively, the “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Employee for hire for the Company within the meaning of Title 17 of the United States Code.  To the extent the Work Product may not be considered work made by me for hire for the Company, the Employee agrees to assign, and automatically assigns to the Company at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Employee may have in such Work Product.  Upon the request of the Company, the Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

       (ii)

    The Employee further agrees to execute at any time, upon the reasonable request and the expense of the Company or its affiliates, for the benefit of the Company or its affiliates or the nominee(s) of the Company or its affiliates, any and all appropriate applications, instruments, assignments and other documents which the Company or its affiliates shall reasonably deem necessary or desirable t protect its entire right, title and interest in and to any such discoveries, inventions, improvements, ideas and innovation.

    (e)    If the Employer elects to terminate the Employee without cause, then the Employer will grant to the Employee a non-exclusive license to operate the property purchased under the Bill of Sale between the Employer and Employee dated June 6, 2008.  In addition, all enhancements to the property acquired by the Employer under the above Bill of Sale will also be part of the non-exclusive license agreement between Employer and Employee.  The exclusions in the license agreement to be negotiated by the Employer and Employee will include but be limited to territories, companies, government agencies and countries.  Other terms and conditions customary in product license agreements will also apply.

6.

Representations and Warranties.

The Employee hereby represents and warrants to the Company as follows:

(a)

Employee has full legal capacity to enter into this Agreement;

(b)

the execution, delivery and performance by the Employee of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, mortgage, lease agreement or other agreement or instrument to which the Employee is a party or by which he is bound;

(c)

this Agreement has been duly executed and delivered by the Employee; and

(d)

Employee has made such investigations of the business and properties of the Company as he deems necessary or appropriate before entering into this Agreement.

Without limiting paragraph (b) above, the Employee hereby represents and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.  The Employee further represents and warrants that his performance of all the terms and conditions of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

7.

Successors; Assignment.

(a)

The Company.  Except as herein provided, the Company may not assign any of its rights or obligations under this Agreement without the written consent of the Employee; provided, however, that the Company may assign this Agreement without such consent, if assigned as part of a merger or consolidation involving the Company, a transfer by the Company of all or substantially all of its assets or a transfer of all the Company’s outstanding capital stock.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns.

(b)

The Employee.  Neither this Agreement, nor any right, obligation or interest hereunder, may be assigned by the Employee, his beneficiaries, or his legal representatives without the prior written consent of the Board; provided, however, that nothing in this paragraph (b) shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any such rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee; and further provided, however, that Employee may assign his rights under this Agreement to his legal guardian upon his termination as set forth in Section 4(c).  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Employee and his executors and administrators.

8.

Waiver of Breach.  The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same provision or of any other provision of this Agreement.  It is also understood and agreed that no failure or delay by the Company or the Employee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

9.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given when received by the party to who addressed.  All such notices or other communications shall be addressed as follows:

If to the Company:

Homeland Security Network, Inc.

            addressStreet140 Smith Street

            placeCityKeasbey, StateNew Jersey PostalCode08832

            If to the Employee:

            Robert W. Elfstrom

            addressStreet599 Main Street

            placeCityRidgefield, StateConnecticut PostalCode06877

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

10.

Governing Law; Litigation.

(a)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of placeStateNew Jersey without giving effect to the conflicts of law principles thereof.

(b)

Litigation.  Each of the Company and the Employee hereby agrees that the courts of the State of placeStateNew Jersey shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising there from.  Each of the Company and the Employee expressly submits and consents in advance to such jurisdiction in any action commenced in such courts hereby waiving personal service of the summons and complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made in the same manner as notices set forth in this paragraph (b) shall not be exclusive nor shall it preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

11.

Expenses.  All costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.

12.

Entire Agreement.  This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter thereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

13.

Severability.

(a)

Generally.  If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(b)

Duration and Scope of Certain Covenants.  Without limiting paragraph (a) above, if any court determines that any of the covenants contained in Section 5, or any party of such covenants, is unenforceable because of the duration or scope of such covenant or provision, such court shall have the power to and is hereby requested to reduce the duration or scope of such covenant or provision, as the case may be, to the extent necessary to make such covenant or provision enforceable, and in its reduced form, such covenant or provision shall then be enforceable.

14.

Remedies.

(a)

Injunctive Relief.  The Employee acknowledges and agrees that the covenants and obligations of the Employee contained in Section 5 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available.  Therefore, the Employee agrees that   Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction restraining the Employee from any such breach.

(b)

Remedies Cumulative.  The Company’s rights and remedies under this Section 14 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.  In connection with paragraph (a) of this Section 14, the Employee represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

15.

Waiver of Statute of Limitations.  The Employee hereby waives for the longest period permitted by applicable law the limitation of any statute for the presentation of any claim arising under any provision of Section 5 hereof.

16.

Withholding Taxes.  The Company may deduct any foreign, federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determines are required to be deducted under applicable law.

17.

Amendments, Miscellaneous, etc.  Neither this Agreement, nor any term hereof, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

HOMELAND SECURITY NETWORK, INC.                      ROBERT W. ELFSTROM

/s/ Peter Ubaldi

/s/ Robert Elfstrom

________________________________                               _____________________________

Peter D. Ubaldi, President & CEO